Exhibit 3.23

STATE OF MICHIGAN
MICHIGAN DEPARTMENT OF TREASURY
CORPORATION DIVISION
LANSING, MICHIGAN

NOTE
Mail ONE signed and acknowledged copy to:

Michigan Department of Treasury
Corporation Division
P.O. Drawer C	Lansing, Michigan 48904

FEES:
Filing Fee	$10.00
Franchise Fee – 1/2 mill on each dollar of authorized capital stock, with a minimum franchise fee	$25.00

(Make fee payable to State of Michigan)

DO NOT WRITE IN SPACE BELOW – FOR DEPARTMENT USE

Date Received:

SEP 6 1968

FILED

Michigan Department of Treasury

SEP 10 1968

/s/ Allison Green
STATE TREASURER

ARTICLES OF INCORPORATION

(Profit Corporation)

These Articles of Incorporation are signed and acknowledged by the incorporators for the purpose of forming a corporation for profit under the provisions of Act No. 327 of the Public Acts of 1931, as amended, as follows:

ARTICLE I.

The name of the corporation is ESSEX INTERNATIONAL, INC.

ARTICLE II.

The purpose or purposes for which the corporation is formed are as follows:

To manufacture, fabricate, produce, purchase or otherwise acquire, import, receive, own, hold, store, use, repair, service, maintain or otherwise sell or dispose of, distribute, export, trade and deal in and with electrical wire and related products and any and all machinery, tools, equipment, appliances, devices, supplies and materials, related to any of the foregoing.

GOLD SEAL APPEARS ONLY ON ORIGINAL

In general to carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred upon corporations by the laws of the State of Michigan.

ARTICLE III.

Location of the first registered office is:  c/o The Corporation Company,

Dime Building,		Detroit	Wayne	Michigan	48226
(No)	(Street)	(City)	(County)		(Zip Code)

Postoffice address of the first registered office is:   c/o The Corporation Company,

Dime Building,	Detroit	Michigan	48226
(No and Street or P.O. Box)	(City)		(Zip Code)

(Mich-123-3/4/68)

ARTICLE IV.

The name of the resident agent is The Corporation Company

ARTICLE V.

The total authorized capital stock is

(1)	{	Preferred shs.	}	{	Par Value $	}	per share
		Common shs.100			Par Value $10.00

					{	Book Value $	}	per share
		Preferred				Price fixed for sale $
and/or shs. of (2)	{		}	no par value
		Common			{	Book Value $	}	per share
Price fixed for sale $

ARTICLE VI.

The names and places of residence or business of each of the incorporators and the number and class of shares subscribed for by each are as follows:  (Statute requires one or more incorporators)

		Number of Shares
Name	Residence or Business Address	Par Stock		Non-Par Stock
(No.) (Street)	(City) (State)	Common	Preferred	Common	Preferred

H.R. Gritmon
208 S. LaSalle St., Chicago, Ill.		1

E.N. Sajewski
208 S. LaSalle St., Chicago, Ill.		1

R. S. Barba
208 S. LaSalle St., Chicago, Ill.		1

ARTICLE VII.

The names and addresses of the first board of directors are as follows:

(Statute requires at least three directors)

Residence or Business Address
Name	(No.)	(Street)	(City)	(State)
Walter F. Probst	1601 Wall Street	Fort Wayne,	Indiana

Paul W. O’Malley	1601 Wall Street	Fort Wayne,	Indiana

Ove W. Jorgensen	1601 Wall Street	Fort Wayne,	Indiana

ARTICLE VIII.

The term of the corporate existence is perpetual.

(If term is for a limited number of years, then state the number of years instead of perpetual.)

ARTICLE IX.

OPTIONAL (Please delete Article IX if not applicable)

Whenever a compromise or arrangement or any plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, any court of equity jurisdiction within the state, may on the application of this corporation, or of any creditor or any shareholder thereof, or on the application of any receiver or receivers appointed for this corporation, order a meeting of the creditors thereof, or on the application of any receiver or receivers appointed for this corporation, order a meeting of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as said court directs.  If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, agree to any compromise or arrangement or to any reorganization of this corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

ARTICLE X.

(Here insert any desired additional authorized by the Act)

We, the incorporation, sign our names this 5th day of September 1968

(All parties appearing under Article VI are required to sign in this space)

/s/ H. R. Gritmon
H. R. Gritmon

/s/ E. N. Sajewski
E.N. Sajewski

/s/ R. S. Barba
R. S. Barba

STATE OF	ILLINOIS	}ss.	(One or more of the parties signing must acknowledge
COUNTY OF	Cook		before the Notary)

On this 5th day of September 1968 before me personally appeared H.R. Gritmon, E.N. Sajewski and R.S. Barba to me known to be the persons described in and who executed the foregoing instrument, and acknowledged that they executed the same as their free act and deed

/s/ Lillian A. Arndt
(Signature of Notary)

Lillian A. Arndt
(Print or type name of Notary)

Notary Public for Cook County,
State of Illinois

My commission expires July 18, 1971
(Notarial seal required if acknowledgment taken out of State)

STATE OF MICHIGAN
MICHIGAN DEPARTMENT OF TREASURY
CORPORATION DIVISION
LANSING, MICHIGAN

DO NOT WRITE IN SPACE BELOW — FOR DEPARTMENT USE

Compared by:

Date Received:
DEC 19 1968
Date:

FILED Michigan Department of Treasury

	Examiner:	DEC 19 1968

/s/ Allison Green
STATE TREASURER

CERTIFICATE OF AMENDMENT TO THE
ARTICLES OF INCORPORATION

ESSEX INTERNATIONAL, INC., a Michigan corporation, whose registered office is located at Corporation Company, 615 Griswold, Detroit, Wayne County, Michigan 48226, certifies pursuant to the provisions of Section 43 of Act No. 327 of the Public Acts of 1931, as amended, that at a meeting of the Shareholders of said corporation called for the purpose of amending the articles of incorporation, and held on the 18th day of December, 1968, it was resolved by the vote of the holders of a majority of the shares of each class entitled to vote and by a majority of the shares of each class whose rights, privileges or preferences are changed, that Article No. I of the Articles of Incorporation is amended to read as follows, viz.:

ARTICLE I

The name assumed by this Corporation and by which it shall be known in law is ESSEX WIRE CORPORATION.

Signed on December 18, 1968.

ESSEX INTERNATIONAL, INC.

	By:	/s/ Paul W. O’Malley
Its President

(Corporate Seal)

	And	/s/ Edward D. Downing
Its Secretary

State of	Michigan	)
:
County of	Wayne	)

On this 18th day of December, 1968, before me appeared Paul W. O’Malley to me personally know, who, being by me duly sworn, did say that he is the president of Essex International, Inc., which executed the foregoing instrument, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors, and said officer acknowledge said instrument to be the free act and deed of said corporation.

/s/ Roseann Hall
Roseann Hall

Notary Public for	Wayne
County, State of	Michigan
My Commission Expires	August 11, 1970

MICHIGAN DEPARTMENT OF CONSUMER & INDUSTRY SERVICES BUREAU OF COMMERCIAL SERVICES

Date Received Nov 03 2003

(FOR BUREAU USE ONLY)

ADJUSTED PURSUANT TO
TELEPHONE AUTHORIZATION

This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document

Name	Angela Ratliff #304812/010 CSC-Springfield		FILED NOV 03 2003
Address	801 Adlai Stevenson Drive		Administrator BUREAU OF COMMERCIAL SERVICES
City	State	Zip Code
Springfield, IL 62703			EFFECTIVE DATE:
Document will be returned to the name and address you enter above. If left blank document will be mailed to the registered office.

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
For use by Domestic Profit and Nonprofit Corporations
(Please read information and instructions on the last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.  The present name of the corporation is:  Essex Wire Corporation

2.  The identification number assigned by the Bureau is:  112820

3.  Article V of the Articles of Incorporation is hereby amended to read as follows:

The total authorized capital stock is 100 shares of Common Stock, each having a par value of ten dollars ($10.00).  Notwithstanding anything to the contrary herein, the Corporation is prohibited from issuing non-voting equity securities.

COMPLETE ONLY ONE OF THE FOLLOWING:

4.  (For amendments adopted by unanimous consent of incorporation before the first meeting of the board of directors or trustees.)

The foregoing amendment to the Articles of Incorporation was duly adopted on the                      day of                                     ,             , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

Signed this day of

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

(Signature)	(Signature)

(Type or Print Name)	(Type or Print Name)

5.  (For profit and nonprofit corporations whose Articles state the corporation is organized on a stock or on a membership basis.)

This foregoing amendment to the Articles of Incorporation was duly adopted on the 31st day of Oct., 2003, by the shareholders if a profit corporation, or by the shareholders or members if a non profit corporation (check one of the following)

☐                                   at a meeting the necessary votes were cast in favor of the amendment.

☐                                   by written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation.  Written Notice to shareholders or members who have not consented in writing has been given.  (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Article of Incorporation.)

☐                                   by written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.

☐                                   by consents given by electronic transmission in accordance with Section 407(3) if a profit corporation.

☐                                   by the board of a profit corporation pursuant to Section 611(2).

☒                                    See addendum

Profit Corporations and Professional Service Corporations		Nonprofit Corporations

Signed this 31st day of October, 2003		Signed this day of ,

By	/s/ David S. Aldridge	By
	(Signature of an authorized officer or agent)	(Signature President, Vice President, Chairperson or Vice-Chairperson)

David S. Aldridge
(Type or Print Name)		(Type or Print Name)

ADDENDUM
to the
Certificate of Amendment to the Articles of Incorporation
of
Essex Wire Corporation
(a Michigan Corporation)

5.  The foregoing amendment to the Articles of Incorporation was authorized pursuant to Section 861 (Reorganization; Effectuating of Plan; Taking of Action) and 862 (Powers of Corporation Under Reorganization; Shares of Stock; Bonds; Issuance) of the Michigan Business Corporation Act.  The undersigned, David S. Aldridge, certifies that he is the Vice President and Assistant Secretary of Essex Wire Corporation, a corporation organized and existing under the laws of the State of Michigan (the “Corporation”), and does hereby further certify as follows:

FIRST:  On October 22, 2003, the United States Bankruptcy Court for the District of Delaware issued an order, Docket No. 978 (the “Order”), directing the Corporation to amend its Articles of Incorporation, pursuant to 11 USCS § 1123(a)(6), to prohibit the Corporation from issuing non-voting equity securities.

SECOND:  Pursuant to the Order and to Sections 861 and 862 of the Michigan Business Corporation Act, this Certificate of Amendment to the Articles of Incorporation of the Corporation amends Article V of the Articles of Incorporation in its entirety to read as set forth in Item #3 of this Certificate of Amendment to the Articles of Incorporation.

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